                                                                    EXHIBIT 3.2




                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                               -------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "HTAC INVESTMENTS, INC.", A CALIFORNIA CORPORATION,

         WITH AND INTO "HARCOR ENERGY, INC. UNDER THE NAME OF "HARCOR ENERGY, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTH DAY OF MARCH, A.D. 1996, AT 12 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                   /s/  EDWARD J. FREEL
                                        Edward J. Freel, Secretary of State



2126867     8100M                  AUTHENTICATION:  7855077

960065602                          DATE:            03-06-96

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                             HTAC INVESTMENTS, INC.

                                      INTO

                              HARCOR ENERGY, INC.



         HarCor Energy, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

         FIRST: That this corporation was incorporated on the 25th day of May, 1987, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of the stock of HTAC Investments, Inc., a corporation incorporated on the 25th day of April, 1990, pursuant to the General Corporation Law of the State of California.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, on the 5th day of March, 1996, determined to and did merge into itself said HTAC Investments, Inc.:

         RESOLVED, that HarCor Energy, Inc. merge, and it hereby does merge into itself HTAC Investments, Inc., a California corporation, and assumes all its liabilities and obligations; and

         FURTHER RESOLVED, that the merger shall be effective upon the date of filing a Certificate of Ownership and Merger with respect to such merger with the Secretary of State of Delaware.

         FURTHER RESOLVED, that the Chairman of the Board, the President or any Vice President of this corporation be and he hereby is directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said HTAC Investments, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         IN WITNESS WHEREOF, said HarCor Energy, Inc. has caused this Certificate to be signed by Gary S. Peck, its Vice President-Finance, this 6th day of March, 1996.

                                               HARCOR ENERGY, INC.


                                               By:  /s/ GARY S. PECK
                                                        Gary S. Peck
                                                        Vice President-Finance










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